Exhibit 99.1

Pegasystems Announces Financial Results for Third Quarter and Nine Months of 2016

Total Revenue Growth Exceeds 15% For Nine Months of 2016

CAMBRIDGE, Mass. – November 2, 2016 – Pegasystems Inc. (NASDAQ: PEGA), the software company empowering customer engagement for the world’s leading enterprises, today announced results for its third quarter and nine months ended September 30, 2016.

“We’re pleased with our Q3 and year-to-date results,” said Alan Trefler, founder and CEO, Pegasystems. “We continue to focus on delivering the industry’s leading BPM and CRM applications to provide clients with dramatic business agility and positive business outcomes. We are delighted to see a growing number of leading organizations choosing our software to improve customer engagement and drive operational excellence.”

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended September 30,
($ in thousands except per share amounts)	2016	2016	2015	2015	% Increase (Decrease)
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Total Revenue	$182,802	$183,460	$162,403	$162,403	13%	13%
License Revenue	$68,833	$68,848	$58,948	$58,948	17%	17%
Cloud Revenue	$10,873	$10,902	$8,244	$8,244	32%	32%
Net Income	$2,418	$13,056	$6,325	$13,247	(62%)	(1%)
Diluted Earnings per share	$0.03	$0.17	$0.08	$0.17	(63%)	0%

	Nine Months Ended September 30,
($ in thousands except per share amounts)	2016	2016	2015	2015	% Increase (Decrease)
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Total Revenue	$550,656	$552,164	$478,340	$478,340	15%	15%
License Revenue	$207,849	$207,878	$180,420	$180,420	15%	15%
Cloud Revenue	$30,640	$30,764	$21,700	$21,700	41%	42%
Net Income	$15,070	$45,504	$15,364	$34,378	(2%)	32%
Diluted Earnings per share	$0.19	$0.58	$0.19	$0.44	0%	32%

(1) See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.

“We are pleased with our year-to-date results through the third quarter of 2016,” said Ken Stillwell, CFO, Pegasystems. “Our ability to grow GAAP and non-GAAP revenue by 15% in the face of currency headwinds and a significant shift to term license arrangements is a great indicator of our business momentum.”

Cash: Total cash, cash equivalents, and marketable securities at September 30, 2016 was $129.7 million, down 40.8% from 2015 year-end, primarily due to the cash payment of $48.8 million to acquire OpenSpan, Inc. (“OpenSpan”), net of cash acquired.

Cash generated from operations for the nine months of 2016 was $17.4 million.

License and Cloud Backlog: The Company computes license and cloud backlog by adding deferred license and cloud revenue as recorded on the Company’s balance sheet and license and cloud commitments, which are not yet billed and not recorded on its balance sheet.

License and Cloud Backlog (1)
	September 30,
($ in thousands)	2016	2015	% Change

Total deferred license and cloud revenue	47,280	55,370	(15%)
Total license and cloud commitments not on the balance sheet (2)	372,532	324,340	15%
TOTAL LICENSE AND CLOUD BACKLOG	419,812	379,710	11%

(1) See historical quarterly license and cloud backlog amounts in a separate schedule at the end of this release.

(2) See the “Future Cash Receipts from License and Cloud Arrangements” table on page 23 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Quarterly Conference Call

Pegasystems will host a conference call and audio-only Webcast associated with this announcement at 5:00 p.m. EDT today. A live audio Webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Website at www.pega.com/about/investors. Dial-in information is as follows: 1-877-705-6003 (domestic) or 1-201-493-6725 (international). To listen to the Webcast, log onto www.pega.com at least five minutes prior to the event’s broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com by clicking the Earnings Calls link in the Investors section.

Discussion of Non-GAAP Financial Measures:

To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of acquired intangibles, acquisition-related and restructuring expenses, and certain other adjustments. The Company believes that these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “is intended to,” “project,” “guidance”, or variations of such words and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition; the ongoing consolidation in the financial services, insurance, healthcare, and communications markets; reliance on third party relationships; the potential loss of vendor specific objective evidence for our time and materials professional services arrangements; the inherent risks associated with international operations and the continued weakness in international economies; foreign currency exchange rates; the financial impact of the Company’s past acquisitions, including the OpenSpan acquisition, and any future acquisitions; the potential legal and financial liabilities and reputation damage due to cyber-attacks and security breaches; and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other recent filings with the Securities and Exchange Commission. These documents are available on the Company’s website at http://www.pega.com/about/investors. The forward-looking statements contained in this press release represent the Company’s views as of November 2, 2016. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, except as required by applicable law, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to November 2, 2016.

About Pegasystems

Pegasystems Inc. (NASDAQ: PEGA) develops strategic applications for marketing, sales, service, and operations. Pega’s applications streamline critical business operations, connect enterprises to their customers seamlessly in real-time across channels, and adapt to meet rapidly changing requirements. Pega’s Global 3000 customers include many of the world’s most sophisticated and successful enterprises. Pega’s applications, available in the cloud or on-premises, are built on its unified Pega® 7 Platform, which uses visual tools to easily extend and change applications to meet clients’ strategic business needs. Pega’s clients report that Pega software gives them the fastest time to value, extremely rapid deployment, efficient re-use, and global scale. For more information, please visit us at www.pega.com.

Press Contacts:

Lisa Pintchman

Pegasystems Inc.

lisa.pintchman@pega.com

(617) 866-6022

Twitter: @pega

Investor Contact:

Garo Toomajanian

ICR for Pegasystems

PegaInvestorRelations@pega.com

617-866-6077

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
Software license	$68,833	$58,948	$207,849	$180,420
Maintenance	55,038	52,285	163,174	150,366
Services	58,931	51,170	179,633	147,554

Total revenue	182,802	162,403	550,656	478,340

Cost of revenue:
Software license	1,313	1,000	3,646	3,106
Maintenance	6,659	5,644	18,889	16,300
Services	52,465	48,797	154,512	140,875

Total cost of revenue (1)	60,437	55,441	177,047	160,281

Gross profit	122,365	106,962	373,609	318,059

Operating expenses:
Selling and marketing	67,032	53,640	202,126	169,764
Research and development	38,036	33,032	108,530	94,248
General and administrative	11,725	9,579	34,067	26,138
Acquisition-related	74	-	2,616	39
Restructuring	-	-	287	-

Total operating expenses (1)	116,867	96,251	347,626	290,189

Income from operations	5,498	10,711	25,983	27,870
Foreign currency transaction gain (loss)	1,082	(412)	2,764	(4,342)
Interest income, net	172	278	650	807
Other expense, net	(1,237)	(331)	(4,891)	(328)

Income before provision for income taxes	5,515	10,246	24,506	24,007
Provision for income taxes	3,097	3,921	9,436	8,643

Net income	$2,418	$6,325	$15,070	$15,364

Earnings per share:
Basic	$0.03	$0.08	$0.20	$0.20

Diluted	$0.03	$0.08	$0.19	$0.19

Weighted-average number of common shares outstanding:
Basic	76,278	76,534	76,323	76,521
Diluted	79,082	79,174	78,976	78,906

Dividends declared per share	$0.03	$0.03	$0.09	$0.09

(1) Includes stock-based compensation as follows:
Cost of revenue	$3,117	$2,285	$8,711	$6,519
Operating expenses	$7,701	$5,806	$21,923	$16,486

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share amounts)

	Three Months Ended September 30,						% Increase (Decrease)
	2016		2016	2015		2015
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP

TOTAL REVENUE	$182,802	$658	$183,460	$162,403	$-	$162,403	13%		13%
Software license	68,833	15	68,848	58,948	-	58,948	17%		17%
Maintenance	55,038	614	55,652	52,285	-	52,285	5%		6%
Services	58,931	29	58,960	51,170	-	51,170	15%		15%

TOTAL COST OF REVENUE	$60,437	$(4,759)	$55,678	$55,441	$(3,636)	$51,805	9%		7%
Amortization of intangible assets (2)	1,642	(1,642)	-	1,351	(1,351)	-
Stock-based compensation	3,117	(3,117)	-	2,285	(2,285)	-

GROSS MARGIN %	67%		70%	66%		68%	108	bp	155	bp

TOTAL OPERATING EXPENSES (3)	116,867	(9,742)	107,125	96,251	(7,434)	88,817	21%		21%
Amortization of intangible assets (2)	1,957	(1,957)	-	1,628	(1,628)	-
Stock-based compensation	7,701	(7,701)	-	5,806	(5,806)	-
Acquisition-related	84	(84)	-	-	-	-

INCOME FROM OPERATIONS	$5,498	$15,159	$20,657	$10,711	$11,070	21,781	(49%)		(5%)

OPERATING MARGIN %	3%		11%	7%		13%	(359)	bp	(215)	bp

INCOME TAX EFFECTS (4)	$3,097	$4,521	$7,618	$3,921	$4,148	$8,069	(21%)		(6%)

NET INCOME	$2,418	$10,638	$13,056	$6,325	$6,922	$13,247	(62%)		(1%)

DILUTED EARNINGS PER SHARE	$0.03	$0.14	$0.17	$0.08	$0.09	$0.17	(63%)		0%

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	79,082	-	79,082	79,174	-	79,174	0%		0%

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share amounts)

	Nine Months Ended September 30,						% Increase (Decrease)
	2016		2016	2015		2015
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP

TOTAL REVENUE	$550,656	$1,508	$552,164	$478,340	$-	$478,340	15%		15%
Software license	207,849	29	207,878	180,420	-	180,420	15%		15%
Maintenance	163,174	1,343	164,517	150,366	-	150,366	9%		9%
Services	179,633	136	179,769	147,554	-	147,554	22%		22%

TOTAL COST OF REVENUE	$177,047	$(13,337)	$163,710	$160,281	$(10,485)	$149,796	10%		9%
Amortization of intangible assets (2)	4,626	(4,626)	-	4,041	(4,041)	-
Stock-based compensation	8,711	(8,711)	-	6,519	(6,519)	-
Other adjustments	-	-	-	(75)	75	-

GROSS MARGIN %	68%		70%	66%		69%	136	bp	167	bp

TOTAL OPERATING EXPENSES (3)	$347,626	$(29,806)	$317,820	$290,189	$(17,865)	$272,324	20%		17%
Amortization of intangible assets (2)	5,542	(5,542)	-	5,195	(5,195)	-
Stock-based compensation	21,923	(21,923)	-	16,486	(16,486)	-
Other adjustments	(220)	220	-	(3,855)	3,855	-
Acquisition-related	2,274	(2,274)	-	39	(39)	-
Restructuring	287	(287)	-	-	-	-

INCOME FROM OPERATIONS	$25,983	$44,651	$70,634	$27,870	$28,350	$56,220	(7%)		26%

OPERATING MARGIN %	5%		13%	6%		12%	(111)	bp	104	bp

INCOME TAX EFFECTS (4)	$9,436	$14,218	$23,654	$8,643	$9,336	$17,979	9%		32%

NET INCOME	$15,070	$30,434	$45,504	$15,364	$19,014	$34,378	(2%)		32%

DILUTED EARNINGS PER SHARE	$0.19	$0.39	$0.58	$0.19	$0.25	$0.44	0%		32%

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	78,976	-	78,976	78,906	-	78,906	0%		0%

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Financial Measures included earlier in this release and below. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed from our acquisition of OpenSpan in April 2016. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by OpenSpan as an independent company. We add back the effect of the deferred revenue fair value adjustment in non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison of the revenue guidance to peer companies. No adjustments were made to revenue for 2015.

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expense: We have excluded stock-based compensation expense from our non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related and restructuring expenses: We have excluded the effect of acquisition-related and restructuring expenses from our non-GAAP operating expenses and net earnings measures. We incurred direct and incremental expenses associated primarily with the OpenSpan acquisition. These acquisition-related expenses were primarily professional fees to affect the acquisition. We have also incurred restructuring expenses for one-time employee termination benefits related to the closure of one of our domestic offices, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Other adjustments: We reached an agreement with the former shareholders of Antenna Software, Inc., which we acquired in October 2013 (“Antenna”), to release a portion of the funds held in escrow as security for their indemnification obligations to us in settlement of the outstanding indemnification claims. The settlement resulted in a benefit to cost of revenue and operating expenses in the first quarter of 2015. In addition, we favorably settled indirect tax liabilities related to the Antenna acquisition, which resulted in a benefit to operating expenses in the first quarter of 2015. In the second quarter of 2016, we reduced our estimate of the additional cash consideration payable to the selling shareholders of one of the three companies acquired in 2014 based on the achievement of certain milestones. We believe the benefits associated with these items are not representative of our ongoing business, and we have excluded the effects of these items from our non-GAAP operating results and net earnings measures.

(2)	Estimated future annual amortization expense related to intangible assets as of September 30, 2016 is as follows:

(in thousands)
Remainder of 2016	$3,267
2017	12,335
2018	11,335
2019	5,543
2020	2,647
2021 and thereafter	12,335

Total intangible assets subject to amortization	$47,462

(3)	Below is a reconciliation of non-GAAP operating expenses:

	Three Months Ended September 30,
	2016		2016	2015		2015
(in thousands)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Selling and marketing	$67,032	$(5,335)	$61,697	$53,640	$(3,942)	$49,698
Amortization of intangible assets	1,867	(1,867)	-	1,537	(1,537)	-
Stock-based compensation	3,468	(3,468)	-	2,405	(2,405)	-
Research and development	$38,036	$(2,260)	$35,776	$33,032	$(2,047)	$30,985
Stock-based compensation	2,260	(2,260)	-	2,047	(2,047)	-
General and administrative	$11,725	$(2,073)	$9,652	$9,579	$(1,445)	$8,134
Amortization of intangible assets	90	(90)	-	91	(91)	-
Stock-based compensation	1,983	(1,983)	-	1,354	(1,354)	-
Acquisition-related	$74	$(74)	$-	$-	$-	$-
Stock-based compensation	(10)	10	-	-	-	-
Acquisition-related	84	(84)	-	-	-	-
TOTAL OPERATING EXPENSES	$116,867	$(9,742)	$107,125	$96,251	$(7,434)	$88,817

	Nine Months Ended September 30,
	2016		2016	2015		2015
(in thousands)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Selling and marketing	$202,126	$(14,449)	$187,677	$169,764	$(10,878)	$158,886
Amortization of intangible assets	5,274	(5,274)	-	4,602	(4,602)	-
Stock-based compensation	9,395	(9,395)	-	6,283	(6,283)	-
Other adjustments	(220)	220	-	(7)	7	-
Research and development	$108,530	$(7,480)	$101,050	$94,248	$(5,738)	$88,510
Stock-based compensation	7,480	(7,480)	-	6,178	(6,178)	-
Other adjustments	-	-	-	(440)	440	-
General and administrative	$34,067	$(4,974)	$29,093	$26,138	$(1,210)	$24,928
Amortization of intangible assets	268	(268)	-	593	(593)	-
Stock-based compensation	4,706	(4,706)	-	4,025	(4,025)	-
Other adjustments	-	-	-	(3,408)	3,408	-
Acquisition-related	$2,616	$(2,616)	$-	$39	$(39)	$-
Stock-based compensation	342	(342)	-	-	-	-
Acquisition-related	2,274	(2,274)	-	39	(39)	-
Restructuring	$287	$(287)	$-	$-	$-	$-
TOTAL OPERATING EXPENSES	$347,626	$(29,806)	$317,820	$290,189	$(17,865)	$272,324

(4)	The GAAP income tax effects were calculated using an effective GAAP tax rate of 56.2% and 38.3% for the third quarter of 2016 and 2015, respectively. The non-GAAP income tax effects were calculated using an effective non-GAAP tax rate of 36.9% and 37.9% for the third quarter of 2016 and 2015, respectively.

The GAAP income tax effects were calculated using an effective GAAP tax rate of 38.5% and 36.0% for the nine months of 2016 and 2015, respectively. The non-GAAP income tax effects were calculated using an effective non-GAAP tax rate of 34.2% and 34.3% for the nine months of 2016 and 2015, respectively.

The differences between our GAAP and non-GAAP effective tax rates in the third quarter and nine months of 2016 and 2015 primarily relate to the impact of unfavorable foreign stock compensation adjustments on our GAAP effective tax rate.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	As of	As of
	September 30, 2016	December 31, 2015
Assets:
Cash, cash equivalents, and marketable securities	$129,730	$219,078
Trade accounts receivable, net	208,562	211,846
Property and equipment, net	39,343	31,319
Long-term deferred income taxes	53,905	53,350
Goodwill and Intangible assets, net	121,333	80,194
Other assets	44,122	31,971

Total assets	$596,995	$627,758

Liabilities and Stockholders’ Equity:
Accrued expenses, including compensation and related expenses	88,440	98,640
Deferred revenue	150,686	171,678
Other liabilities	30,449	34,581
Stockholders’ equity	327,420	322,859

Total liabilities and stockholders’ equity	$596,995	$627,758

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended
	September 30,
	2016	2015
Operating activities:
Net income	$15,070	$15,364
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefits from equity awards and deferred income taxes	(6,001)	(7,550)
Depreciation, amortization, foreign currency transaction (gain) loss, and other non-cash items	15,285	23,041
Stock-based compensation expense	30,634	23,005
Change in operating assets and liabilities, net	(37,592)	1,068

Cash provided by operating activities	17,396	54,928

Cash used in investing activities	(2,859)	(42,736)

Cash used in financing activities	(39,871)	(25,662)

Effect of exchange rates on cash and cash equivalents	(1,309)	(3,837)

Net decrease in cash and cash equivalents	(26,643)	(17,307)
Cash and cash equivalents, beginning of period	93,026	114,585

Cash and cash equivalents, end of period	$66,383	$97,278

Pegasystems Inc.

Historical License and Cloud Backlog

(in thousands)

	2016	2016	2016	2015	2015	2015	2015	2014
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4

Total deferred license and cloud revenue	47,280	51,855	57,790	63,412	55,370	61,339	79,639	63,048

Total license and cloud commitments not on the balance sheet	372,532	340,777	331,870	356,388	324,340	330,043	294,412	301,409

TOTAL LICENSE AND CLOUD BACKLOG	$419,812	$392,632	$389,660	$419,800	$379,710	$391,382	$374,051	$364,457